CHROMADEX CORPORATION AMENDMENT NO. 1 TO AT MARKET ISSUANCE SALES AGREEMENT November 20, 2024 Raymond James & Associates, Inc. 277 Park Avenue, Suite 410 New York, New York 10172 Attention: Stuart Barich and Tom Donegan Roth Capital Partners, LLC 888 San Clemente Drive, Suite 400 Newport Beach, California 92660 Attention: Paul Zaffaroni and Jonathan Alyn Ladies and Gentlemen: This Amendment No. 1 (this “Amendment”) is being entered into by and among ChromaDex Corporation, a Delaware corporation (the “Company”), on the one hand, and Raymond James & Associates, Inc. and Roth Capital Partners, LLC (together with the Company, the “Parties”) to amend the At Market Issuance Sales Agreement, dated as of June 12, 2020 (collectively with this Amendment, the “Agreement”), related to the issuance and sale of the Company’s common stock, par value $0.001 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. In light of the Company’s termination of the Agreement, solely with respect to B. Riley FBR, Inc. pursuant to Section 13(e) of the Agreement on the date hereof, and the Company’s desire to add Roth Capital Partners, LLC as an Agent on the date hereof, the Parties hereto wish to amend the Agreement through this Amendment to modify certain provisions set forth in the Agreement with effect on and after the date hereof (the “Effective Date”). SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that: a. The definitions of the terms “Agent” and “Agents” are hereby amended and restated in their entirety to read as follows: “Raymond James & Associates, Inc.” and “Roth Capital Partners, LLC” (each an “Agent” and collectively, the “Agents”).” b. Section 14 of the Agreement is hereby amended and restated in its entirety to read as follows: “Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to: Raymond James & Associates, Inc. 277 Park Avenue, Suite 410 New York, NY 10172 Attention: Stuart Barich and Tom Donegan Exhibit 1.1

Telephone: (212) 314-0444 Email: **** Roth Capital Partners, LLC 888 San Clemente Drive, Suite 400 Newport Beach, California 92660 Attention: Paul Zaffaroni and Jonathan Alyn Telephone: (949) 720-7174 and (949) 720-7156 Email: **** with a copy to: Duane Morris LLP 1540 Broadway New York, New York 10036 Attention: Dean M. Colucci Telephone: (973) 424-2020 Email: dmcolucci@duanemorris.com and if to the Company, shall be delivered to: ChromaDex Corporation 10900 Wilshire Boulevard Suite 650 Los Angeles, California 90024 Attention: Chief Financial Officer Telephone: **** Email: **** with a copy to: Proskauer Rose LLP 2029 Century Park East Suite 2400 Los Angeles, California 90067 Attention: Ben Orlanski and Louis Rambo Telephone: 310-284-5653 Email: borlanski@proskauer.com and lrambo@proskauer.com Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.” c. Schedule 1 of the Agreement shall be amended to delete the reference to “B. Riley FBR, Inc.” and replace it with “Roth Capital Partners, LLC.” d. Schedule 3 of the Agreement shall be amended to delete the reference to the individuals from B. Riley FBR, Inc. and replace it with Paul Zaffaroni and Jon Alyn. SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or email of a .pdf attachment. SECTION 4. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SECTION 5. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. SECTION 6. Headings. The Section headings in this Amendment herein are for convenience only and shall not affect the construction hereof. SECTION 7. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 of the Agreement. References to any of the parties contained in this Amendment shall be deemed to include the successors and permitted assigns of such party. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment. Neither the Company nor the Agents may assign its rights or obligations under this Amendment without the prior written consent of the other party. [Signature Page Follows]

Sincerely, CHROMADEX CORPORATION By: ______________________ Name: Ozan Pamir Title: Chief Financial Officer ACCEPTED as of the date written first-above: RAYMOND JAMES & ASSOCIATES, INC. By: ___________________________________ Name: Stuart Barich Title: Managing Director ROTH CAPITAL PARTNERS, LLC By: Name: Paul Zaffaroni Title: Managing Director & Head of Consumer Investment Banking [Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement] /s/ Ozan Pamir /s/ Stuart Barich /s/ Paul Zaffaroni